                                                                      Exhibit 99

FOR IMMEDIATE RELEASE

Contact: (Investment Community) List Underwood (205) 801-0265
         (News Media) Jim Underwood (205) 326-5184


                AmSouth reports record second quarter 1999 earnings Earnings per share up 16.7 percent; ROE increases to 20.87 percent

        BIRMINGHAM, ALA, JULY 13, 1999 --- AmSouth Bancorporation (NYSE: ASO) today announced record second quarter earnings, with net income of $74.2 million, or $.42 per diluted share, for the quarter ending June 30, 1999. Adjusting for the company's recent three-for-two stock split, this represents an increase of 13.4 percent in net income and an increase of 16.7 percent in earnings per diluted share compared to the second quarter of 1998.

        AmSouth's second quarter performance resulted in a return on average equity of 20.87 percent and a return on average assets of 1.46 percent, the highest levels in company history. AmSouth's second quarter operating efficiency ratio was 55.55 percent.

        "Our record financial performance was driven primarily by strong loan growth, improvement in core noninterest revenues and excellent credit quality," said C. Dowd Ritter, chairman, president and chief executive officer. "The results we have achieved demonstrate clearly that our employees are meeting more of our customers' needs today than ever before and building stronger, longer-lasting customer relationships."

        In addition to record financial performance, Ritter cited the company's three-for-two stock split, the announcement that AmSouth would acquire First American Corporation, and full Year-2000 compliance among the second quarter highlights.

        "AmSouth's long-term performance and favorable market conditions supported our directors' decision to authorize a three-for-two stock split in the second quarter," Ritter said. "The stock split reflects the confidence we have in the future of our company and is consistent with our goal of enhancing shareholder value."

        "Our merger and integration team has already made significant progress since the June 1 announcement that AmSouth will acquire First American. Merger and integration plans have been developed for each of the functional areas in the combined company. All systems selection decisions have been made and geographic locations have been determined for most business functions. The organizational structure for the combined company also has been determined, and most of the senior managers who will fill key positions have been identified," Ritter said.

        There are 24 branch offices in overlapping markets that will be consolidated without adversely affecting customer convenience and needs. In addition, approximately 1,400 non revenue-producing positions, or approximately 10 percent of the combined workforce, have been identified for elimination with approximately 160 of these positions being eliminated immediately.

        "Our companies also worked closely during the quarter on numerous revenue enhancement and balance sheet management initiatives that should further benefit performance," Ritter said.

        The primary regulatory filings were made within 30 days of the June 1 announcement, putting AmSouth on track to complete the merger as early as October 1 and the operational conversion in February 2000.

        "All this has been accomplished at the same time that AmSouth has further improved on its strong track record of performance," Ritter said. "This is a direct result of the continued focus by employees on meeting customer's needs, the cooperation between our two companies in the merger process, and AmSouth's exceptionally strong management team. Their management skills and extensive merger experience are clearly evident in our rapid progress in such a short time period."

        When the merger is completed, AmSouth will have over $42 billion in assets, 680 banking branches in nine Southeastern states, and a network of 1,350 automated teller machines. AmSouth will have leading market positions in Alabama, Florida, Tennessee and Mississippi and a presence in Georgia, Louisiana, Arkansas, Kentucky and Virginia.

        During the second quarter, AmSouth achieved full Year-2000 compliance on all of its mission-critical systems. "Our emphasis now shifts to maintaining readiness over the next six months," Ritter said. He added that AmSouth has a "dress rehearsal" scheduled for the third quarter during which AmSouth will once again test all mission-critical systems in a year 2000 environment. This test is above and beyond any regulatory requirement. "We're confident that we're ready, and the dress rehearsal is simply another step we are taking on our own to ensure a smooth transition for our customers," Ritter said.

       Compared with the second quarter of 1998, second quarter 1999 net interest income increased 8.2 percent, reflecting growth in average earning assets and expansion of the net interest margin to 4.09 percent. Average managed loans, net of unearned income (excluding residential first mortgages and credit cards sold) increased 26.6 percent in the second quarter compared to the same period one year ago.

       The provision for loan losses decreased to $7.5 million in the second quarter reflecting continued improvement in credit quality.

       Excluding the second quarter 1998 sale of AmSouth's bond administration and stock transfer businesses and the sale of certain credit card assets during that period, total noninterest income increased 9.6 percent to $88.1 million during the second quarter of 1999. Noninterest expenses for the second quarter were $154.8 million, a decrease of 2.2 percent compared to the second quarter of 1998 which included several one-time items.

       AmSouth is a regional bank holding company headquartered in Birmingham. At June 30, the company reported assets of $20.6 billion, ranking it among the top 50 banking institutions in the U.S. AmSouth operates 286 banking offices and 644 ATMs in Alabama, Florida, Tennessee and Georgia. AmSouth and its subsidiaries provide a full line of traditional and nontraditional financial services including consumer and commercial banking, small business banking, mortgage loans, trust services and investment management including 18 proprietary mutual funds.

       "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding AmSouth Bancorporation's business which are not historical facts are "forward looking statements" that involve risks and uncertainties.
  For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Forward Looking Information" in the Company's most recent Annual Report.

The foregoing is a Year 2000 readiness disclosure.

                            AMSOUTH BANCORPORATION
                                   Unaudited
                     (In thousands except per share data)


                                                     Three Months                              Six  Months
                                                     Ended June 30                    %        Ended June 30                   %
                                                     ---------------------------               -------------------------
EARNINGS SUMMARY                                        1999              1998      Change        1999           1998        Change
                                                     ---------------------------    ------     -------------------------     ------
Net interest income                                  $  188,963    $     174,622        8.2    $  370,075    $   346,289       6.9
Provision for loan losses                                 7,500           23,434      (68.0)       17,000         37,834     (55.1)
                                                     ----------    -------------               ----------    -----------
Net interest income after provision                     181,463          151,188       20.0       353,075        308,455      14.5
Noninterest revenues                                     88,133          108,372      (18.7)      177,194        184,177      (3.8)
Noninterest expenses                                    154,762          158,214       (2.2)      306,743        295,128       3.9
                                                     ----------    -------------               ----------    -----------
Income before income taxes                              114,834          101,346       13.3       223,526        197,504      13.2
Income taxes                                             40,586           35,876       13.1        78,947         70,011      12.8
                                                     ----------    -------------               ----------    -----------
Net income                                           $   74,248    $      65,470       13.4    $  144,579    $   127,483      13.4
                                                     ==========    =============               ==========    ===========
Earnings per common share                            $     0.42    $        0.37  *    13.5    $     0.82    $      0.71  *   15.5
Earnings per common share-diluted                          0.42             0.36  *    16.7          0.81           0.70  *   15.7
Average common shares outstanding                       175,155          179,052  *               175,611        180,252  *
Average common shares outstanding-diluted               177,840          183,231  *               178,361        183,264  *
End of period common shares outstanding                 176,166          180,115  *

                                                     Average for                               Average for
                                                     Three Months                              Six Months
                                                     Ended June 30                    %        Ended June 30                   %
                                                     ---------------------------               ----------------------------
BALANCE SHEET SUMMARY                                   1999             1998       Change        1999             1998      Change
                                                     ---------------------------    --------   ----------------------------  ------
Loans net of unearned income                         $  13,418,941 $   12,303,518       9.1    $  13,242,777 $   12,250,765    8.1
Total investment securities**                            5,141,978      5,595,881      (8.1)       5,024,652      5,346,879   (6.0)
Interest-earning assets**                               18,684,956     18,025,852       3.7       18,404,587     17,705,929    3.9
Total assets                                            20,379,236     19,555,952       4.2       20,093,638     19,220,863    4.5
Noninterest-bearing deposits                             2,207,191      2,000,507      10.3        2,169,735      1,968,037   10.2
Interest-bearing deposits                               10,906,883     10,875,977       0.3       10,893,452     10,865,992    0.3
Total deposits                                          13,114,074     12,876,484       1.8       13,063,187     12,834,029    1.8
Shareholders' equity                                     1,426,741      1,421,317       0.4        1,424,225      1,410,787    1.0

                                                     Ending
                                                     Balance
                                                     June 30                          %
                                                     --------------------------
BALANCE SHEET SUMMARY                                   1999           1998         Change
                                                     --------------------------     ------
Loans net of unearned income                         $ 13,084,345  $ 12,436,535       5.2
Total investment securities**                           5,683,133     5,840,406      (2.7)
Interest-earning assets**                              18,909,272    18,408,655       2.7
Total assets                                           20,592,018    19,982,144       3.1
Noninterest-bearing deposits                            2,305,271     2,063,417      11.7
Interest-bearing deposits                              10,771,236    10,894,837      (1.1)
Total deposits                                         13,076,507    12,958,254       0.9
Shareholders' equity                                    1,424,253     1,420,989       0.2

                                                        1999                          1998
                                                     ----------------------------   -----------------------------------------
SELECTED RATIOS                                            2nd Qtr     1st Qtr        4th Qtr     3rd Qtr           2nd Qtr
                                                     ----------------------------   -----------------------------------------
Average shareholders' equity to
 average total assets                                        7.00 %        7.18 %    7.17 %             7.16 %         7.27 %
End of period shareholders' equity to
 end of period total assets                                  6.92          7.11      7.17               7.30           7.11
Loans net of unearned income to total deposits             100.06        101.92     96.88              96.24          95.97
Net income (annualized) to average total assets              1.46          1.44      1.37               1.34           1.34
Net income (annualized) to average
 shareholders' equity                                       20.87         20.06     19.12              18.65          18.48
Book value per common share                                 $8.08         $8.09     $8.05 *           $8.04  *        $7.89 *
Tangible book value per common share                        $6.80         $6.78     $6.72 *           $6.70  *        $6.54 *
Efficiency ratio                                            55.55 %       55.97 %   55.58 %            55.25 %        55.65 %

*  Restated for three-for-two stock split in May 1999
** Excludes adjustment for market valuation on available-for-sale securities and certain noninterest-earning marketable equity securities

                            AMSOUTH BANCORPORATION
                                  (Unaudited)
                            (Dollars in thousands)

                                                                           06/30/99             06/30/98             % Change
                                                                   ----------------     ----------------            ---------
LOANS NET OF UNEARNED INCOME
Commercial:
  Commercial & Industrial                                          $      3,599,034     $      3,710,708                 (3.0)
  Commercial loans secured by real estate                                   581,734              687,135                (15.3)
                                                                   ----------------     ----------------
   Total commercial                                                       4,180,768            4,397,843                 (4.9)
Commercial real estate                                                    2,678,736            2,260,812                 18.5
Consumer:
  Residential first mortgages                                             1,221,862            2,078,567                (41.2)
  Other residential mortgages                                             1,997,841            1,639,964                 21.8
  Dealer indirect                                                         2,301,978            1,347,032                 70.9
  Revolving credit                                                          261,927              248,534                  5.4
  Other consumer                                                            441,233              463,783                 (4.9)
                                                                   ----------------     ----------------
   Total consumer                                                         6,224,841            5,777,880                  7.7
                                                                   ----------------     ----------------
  Total loans net of unearned income                               $     13,084,345     $     12,436,535                  5.2
                                                                   ================     ================


                                                                   1999
                                                                   -------------------------------------
                                                                         Jun 30               Mar 31
                                                                   -------------------------------------
NONPERFORMING ASSETS
Nonaccrual loans                                                   $         82,334     $         66,580
Foreclosed properties                                                        10,389               10,020
Repossessions                                                                 1,701                  904
                                                                   ----------------     ----------------
  Total nonperforming assets                                       $         94,424     $         77,504
                                                                   ================     ================
Nonperforming assets to loans net of unearned income,
  foreclosed properties and repossessions                                      0.72%                0.59%

Accruing loans 90 days past due                                    $         24,133     $         26,077
                                                                   ================     ================


                                                                   1999
                                                                   -------------------------------------
                                                                         Jun 30               Mar 31
                                                                   -------------------------------------
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period                                     $        176,595     $        176,075
Loans charged off                                                           (11,703)             (13,939)
Recoveries of loans previously charged off                                    4,690                4,959
                                                                   ----------------     ----------------
   Net charge-offs                                                           (7,013)              (8,980)
Addition to allowance charged to expense                                      7,500                9,500
Allowance sold, net                                                              -0-                  -0-
                                                                   ----------------     ----------------
Balance at end of period                                           $        177,082     $        176,595
                                                                   ================     ================
Allowance for loan losses to loans net of unearned income                      1.35%                1.34%
Net charge-offs to average loans net of unearned income *                      0.21%                0.28%
Allowance for loan losses to nonperforming loans                             215.08%              265.24%
Allowance for loan losses to nonperforming assets                            187.54%              227.85%
   * Annualized

                                                                       1998
                                                                       ----------------------------------------------------------
                                                                             Dec 31              Sept 30               Jun 30
                                                                       ----------------------------------------------------------
NONPERFORMING ASSETS
Nonaccrual loans                                                       $         66,072     $         74,141     $         75,501
Foreclosed properties                                                            10,237                9,225                8,035
Repossessions                                                                       828                  967                  761
                                                                       ----------------     ----------------     ----------------
  Total nonperforming assets                                           $         77,137     $         84,333     $         84,297
                                                                       ================     ================     ================
Nonperforming assets to loans net of unearned income,
  foreclosed properties and repossessions                                          0.60%                0.67%                0.68%

Accruing loans 90 days past due                                        $         23,832     $         29,586     $         25,701
                                                                       ================     ================     ================


                                                                       1998
                                                                       ----------------------------------------------------------
                                                                             Dec 31              Sept 30               Jun 30
                                                                       ----------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period                                         $        175,046     $        174,079     $        179,347
Loans charged off                                                               (16,553)             (12,584)             (19,248)
Recoveries of loans previously charged off                                        5,282                5,551                5,446
                                                                       ----------------     ----------------     ----------------
   Net charge-offs                                                              (11,271)              (7,033)             (13,802)
Addition to allowance charged to expense                                         12,300                8,000               23,434
Allowance sold, net                                                                  -0-                  -0-             (14,900)
                                                                       ----------------     ----------------     ----------------
Balance at end of period                                               $        176,075     $        175,046     $        174,079
                                                                       ================     ================     ================
Allowance for loan losses to loans net of unearned income                          1.37%                1.40%                1.40%
Net charge-offs to average loans net of unearned income *                          0.35%                0.22%                0.45%
Allowance for loan losses to nonperforming loans                                 266.49%              236.10%              230.57%
Allowance for loan losses to nonperforming assets                                228.26%              207.57%              206.51%
   * Annualized

                            AMSOUTH BANCORPORATION
                QUARTERLY CONSOLIDATED AVERAGE DAILY BALANCES,
                 REVENUE AND EXPENSE SUMMARY, YIELDS AND RATES
                                  (Unaudited)


                                                  Quarter Ended June 30
                                                  1999                                       1998
                                                  -----------------------------------------------------------------------------
(Taxable Equivalent Basis -                       Average        Revenue/      Yield/        Average         Revenue/   Yield/
 Dollars in Thousands)                            Balance        Expense       Rate          Balance         Expense    Rate
                                                  -----------------------------------        ----------------------------------
ASSETS
Interest-earning assets:
  Loans net of unearned income                    $13,418,941    $280,477      8.38 %        $12,303,518     $270,372     8.81 %
  Available-for-sale securities*                    3,126,831      52,916      6.79            3,101,694       54,860     7.09
  Held-to-maturity securities:
    Taxable                                         1,866,778      30,850      6.63            2,391,211       39,829     6.68
    Tax-free                                          148,369       3,102      8.39              102,976        2,712    10.56
                                                  -----------    --------                    -----------     --------
          Total held-to-maturity securities         2,015,147      33,952      6.76            2,494,187       42,541     6.84
                                                  -----------    --------                    -----------     --------

  Total investment securities                       5,141,978      86,868      6.78            5,595,881       97,401     6.98
  Other interest-earning assets                       124,037       1,645      5.32              126,453        1,825     5.79
                                                  -----------    --------                    -----------     --------

   Total interest-earning assets                   18,684,956     368,990      7.92           18,025,852      369,598     8.22
Cash and other assets                               1,867,225                                  1,665,235
Allowance for loan losses                            (178,875)                                  (172,135)
Market valuation on AFS securities                      5,930                                     37,000
                                                  -----------                                -----------

                                                  $20,379,236                                $19,555,952
                                                  ===========                                ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
  Interest-bearing demand deposits                $ 4,453,899      33,828      3.05          $ 3,955,644       35,003     3.55
  Savings deposits                                    954,475       4,668      1.96            1,034,423        7,528     2.92
  Time deposits                                     4,560,415      59,478      5.23            4,848,525       67,964     5.62
  Certificates of deposit of $100,000 or more         938,094      11,819      5.05            1,037,385       14,702     5.68
  Federal funds purchased and securities
    sold under agreements to repurchase             1,803,325      20,170      4.49            1,261,245       16,484     5.24
  Other interest-bearing liabilities                3,698,198      48,555      5.27            3,702,694       51,980     5.63
                                                  -----------    --------                    -----------     --------

    Total interest-bearing liabilities             16,408,406     178,518      4.36           15,839,916      193,661     4.90
                                                                 --------     -----                          --------    -----

          Net interest spread                                                  3.56 %                                     3.32 %
                                                                              =====                                      =====
Noninterest-bearing demand deposits                 2,207,191                                  2,000,507
Other liabilities                                     336,898                                    294,212
Shareholders' equity                                1,426,741                                  1,421,317
                                                  -----------                                -----------

                                                  $20,379,236                                $19,555,952
                                                  ===========                                ===========
          Net interest income/margin
          on a taxable equivalent basis                           190,472      4.09 %                         175,937     3.91 %
                                                                              =====                                      =====
Taxable equivalent adjustment:
  Loans                                                               465                                         428
  Securities                                                        1,044                                         887
                                                                 --------                                    --------
    Total taxable equivalent adjustment                             1,509                                       1,315
                                                                 --------                                    --------
          Net interest income                                    $188,963                                    $174,622
                                                                 ========                                    ========

*   Excludes certain noninterest-earning marketable equity securities

                            AMSOUTH BANCORPORATION
                   YTD CONSOLIDATED AVERAGE DAILY BALANCES,
                 REVENUE AND EXPENSE SUMMARY, YIELDS AND RATES
                                  (UNAUDITED)

                                                       Six Months Ended June 30
                                                       1999                                       1998
                                                       ------------------------------------       ----------------------------------
(Taxable Equivalent Basis -                            Average          Revenue/    Yield/        Average        Revenue/    Yield/
   Dollars in Thousands)                               Balance          Expense     Rate          Balance        Expense     Rate
                                                       ------------------------------------       ----------------------------------
ASSETS
Interest-earning assets:
  Loans net of unearned income                         $13,242,777      $551,681     8.40 %       $12,250,765    $535,501     8.81 %
  Available-for-sale securities*                         2,996,522       101,932     6.86           2,899,223     103,307     7.19
  Held-to-maturity securities:
        Taxable                                          1,890,157        62,494     6.67           2,339,091      78,488     6.77
        Tax-free                                           137,973         5,959     8.71             108,565       6,284    11.67
                                                       -----------      --------                  -----------    --------
             Total held-to-maturity securities           2,028,130        68,453     6.81           2,447,656      84,772     6.98
                                                       -----------      --------                  -----------    --------

  Total investment securities                            5,024,652       170,385     6.84           5,346,879     188,079     7.09
  Other interest-earning assets                            137,158         3,399     5.00             108,285       3,076     5.73
                                                       -----------      --------                  -----------    --------

     Total interest-earning assets                      18,404,587       725,465     7.95          17,705,929     726,656     8.28
Cash and other assets                                    1,851,495                                  1,650,114
Allowance for loan losses                                 (177,721)                                  (176,070)
Market valuation on AFS securities                          15,277                                     40,890
                                                       -----------                                -----------

                                                       $20,093,638                                $19,220,863
                                                       ===========                                ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
  Interest-bearing demand deposits                     $ 4,449,901        67,208     3.05         $ 3,930,887      68,638     3.52
  Savings deposits                                         964,132         9,534     1.99           1,034,660      14,945     2.91
  Time deposits                                          4,540,942       119,606     5.31           4,897,154     136,417     5.62
  Certificates of deposit of $100,000 or more              938,477        24,022     5.16           1,003,291      28,294     5.69
  Federal funds purchased and securities
    sold under agreements to repurchase                  1,670,137        37,020     4.47           1,306,164      34,080     5.26
  Other interest-bearing liabilities                     3,596,657        95,111     5.33           3,383,078      95,102     5.67
                                                       -----------      --------                  -----------    --------

     Total interest-bearing liabilities                 16,160,246       352,501     4.40          15,555,234     377,476     4.89
                                                                        --------    -----                        --------    -----

         Net interest spread                                                         3.55 %                                   3.39 %
                                                                                    -----                                    -----
Noninterest-bearing demand deposits                      2,169,735                                  1,968,037
Other liabilities                                          339,432                                    286,805
Shareholders' equity                                     1,424,225                                  1,410,787
                                                       -----------                                -----------

                                                       $20,093,638                                $19,220,863
                                                       ===========                                ===========
         Net interest income/margin
          on a taxable equivalent basis                                  372,964     4.09 %                       349,180     3.98 %
                                                                                    =====                                    =====

Taxable equivalent adjustment:
  Loans                                                                      884                                      824
  Securities                                                               2,005                                    2,067
                                                                        --------                                 --------
     Total taxable equivalent adjustment                                   2,889                                    2,891
                                                                        --------                                 --------
         Net interest income                                            $370,075                                 $346,289
                                                                        ========                                 ========

*   Excludes certain noninterest-earning marketable equity securities

                            AMSOUTH BANCORPORATION
                                  (Unaudited)
                            (Dollars in Thousands)

                                                     Three Months
                                                     Ended June 30                                  %
                                                     ----------------------------------------
                                                                1999                 1998        Change
                                                     ----------------------------------------------------
NONINTEREST REVENUES

Service charges on deposit accounts                        $      26,062        $      25,888         0.7
Trust income                                                      17,349               18,153        (4.4)
Consumer investment services income                               12,252                8,055        52.1
Credit card income                                                 3,473                4,052       (14.3)
Mortgage income                                                    5,900                4,652        26.8
Interchange income                                                 5,073                3,901        30.0
Other noninterest revenues                                        18,024               15,697        14.8
                                                           -------------        -------------
    Subtotal                                                      88,133               80,398         9.6
Net gain on sale of businesses                                        -0-              27,974          --
                                                           -------------        -------------
    Total                                                  $      88,133        $     108,372       (18.7)
                                                           =============        =============


NONINTEREST EXPENSES

Salaries and employee benefits                             $      79,805        $      76,914         3.8
Net occupancy expense                                             14,354               14,211         1.0
Equipment expense                                                 16,329               16,876        (3.2)
Marketing expense                                                  5,403                5,028         7.5
Postage and supplies expense                                       5,916                6,502        (9.0)
Communications expense                                             5,876                5,804         1.2
Professional fees                                                  2,523                3,418       (26.2)
Amortization expense                                               4,193                4,196        (0.1)
Other noninterest expenses                                        20,363               25,265       (19.4)
                                                           -------------        -------------
    Total                                                  $     154,762        $     158,214        (2.2)
                                                           =============        =============


                                                         Six Months
                                                         Ended June 30                                   %
                                                         -----------------------------------------
                                                                  1999                   1998          Change
                                                         -------------------------------------------------------
NONINTEREST REVENUES

Service charges on deposit accounts                          $        52,813      $        51,947            1.7
Trust income                                                          34,504               35,132           (1.8)
Consumer investment services income                                   21,897               15,286           43.2
Credit card income                                                     6,712                7,768          (13.6)
Mortgage income                                                       12,696                8,590           47.8
Interchange income                                                     9,291                7,207           28.9
Other noninterest revenues                                            39,281               30,273           29.8
                                                             ---------------      ---------------
    Subtotal                                                         177,194              156,203           13.4
Net gain on sale of businesses                                            -0-              27,974            ---
                                                             ---------------      ---------------
    Total                                                    $       177,194              184,177           (3.8)
                                                             ===============      ===============

NONINTEREST EXPENSES

Salaries and employee benefits                               $       158,389      $       144,631            9.5
Net occupancy expense                                                 28,767               28,086            2.4
Equipment expense                                                     31,797               32,066           (0.8)
Marketing expense                                                     10,764               10,036            7.3
Postage and supplies expense                                          12,245               11,961            2.4
Communications expense                                                11,727               11,479            2.2
Professional fees                                                      4,959                5,995          (17.3)
Amortization expense                                                   8,365                8,722           (4.1)
Other noninterest expenses                                            39,730               42,152           (5.7)
                                                             ---------------      ---------------
    Total                                                    $       306,743      $       295,128            3.9
                                                             ===============      ===============


INTANGIBLE ASSETS                                                06/30/99             06/30/98
                                                                 --------             --------

Goodwill                                                     $       226,571        $     242,805
Core deposit intangibles                                                 566                  702

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